SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 21, 2011

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza

101 Jingshun Road, Chaoyang District

Beijing 100102 China

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 21, 2011, the Registrant issued a press release announcing its acquisition of 51% of Beijing Huaxia Yuan Jie Water Technology Co., Ltd. (http://www.hxyj.net.cn), a Chinese company engaged in water system integration for large high-rise buildings, R&D, manufacturing, installation and sales and operation of water treatment equipment systems directly affecting consumer use.

The Registrant has concluded that the acquisition does not constitute a significant acquisition under Item 2.01 of Form 8-K because (i) the net book value of the equity acquired is less than 10% of the Registrant’s consolidated assets, and (ii) the acquisition did not involve a business that is significant under Rule 11-01(b) of Regulation S-X.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press release dated June 21, 2011, titled “Tri-Tech Holding Signs Agreement to Acquire Majority Stake in Beijing Huaxia Yuan Jie Water Technology Co., Ltd.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tri-Tech Holding Inc.

By:	/s/ Phil Fan
Name:	Phil Fan
Title:	President

Dated: June 22, 2011

Exhibit Index

Number	Description of Exhibit

99.1	Press release dated June 21, 2011, titled “Tri-Tech Holding Signs Agreement to Acquire Majority Stake in Beijing Huaxia Yuan Jie Water Technology Co., Ltd.”

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